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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 18, 1998


                               APACHE CORPORATION
               (Exact name of registrant as specified in Charter)

          DELAWARE                     1-4300                  41-0747868
(State or Other Jurisdiction         (Commission            (I.R.S. Employer
     of Incorporation)               File Number)         Identification Number)

                             2000 POST OAK BOULEVARD
                                    SUITE 100
                            HOUSTON, TEXAS 77056-4400
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (713) 296-6000

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ITEM 5.           OTHER EVENTS

         On June 26, 1998, Apache Corporation ("Apache") filed a Registration Statement (the "Registration Statement") on Form S-3 (Registration No. 333-57785) with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement, which was declared effective by the SEC on July 6, 1998, covers one or more series of unsecured senior debt securities and/or one or more series of preferred stock, no par value, of Apache, for delayed or continuous offering pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $500 million. Reference is made to the Registration Statement for further information concerning the terms of such debt securities and/or preferred stock and the offering thereof.

         As described in the Preliminary Prospectus Supplement dated August 17, 1998, to the Prospectus dated June 26, 1998, subject to entering into an underwriting agreement, Apache expects to issue to Salomon Smith Barney, for offering to the public, a number of Depositary Shares (the "Depositary Shares") each representing 1/10th of a share of _____% Cumulative Preferred Stock Series B, no par value per share ("Series B Preferred Stock"). As of the date of this report, the exact number of Depositary Shares and the rate for the Series B Preferred Stock have not yet been finalized. The Preliminary Prospectus Supplement dated August 17, 1998, to the Prospectus dated June 26, 1998, is listed under Item 7 as Exhibit 99.1 and is incorporated herein by reference.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)      EXHIBITS.

EXHIBIT NO.                DESCRIPTION
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  *99.1                    Preliminary Prospectus Supplement dated August 17,
                           1998, to Prospectus dated June 26, 1998.
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*filed herewith


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                         APACHE CORPORATION

Date:  August 18, 1998

                                         /s/ Z. S. Kobiashvili
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                                         Z. S. Kobiashvili
                                         Vice President and General Counsel








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                                  EXHIBIT INDEX

EXHIBIT NO.                DESCRIPTION
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   *99.1                   Preliminary Prospectus Supplement dated August 17,
                           1998, to Prospectus dated June 26, 1998.
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*filed herewith